UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 7, 2005
Date of Report (date of earliest event reported)

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada	001-32312

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3399 Peachtree Road NE
Suite 1500
Atlanta, Georgia 30326

(Address of principal executive offices)

(404) 814-4210

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

     Prior to the Corporation’s separation from Alcan, the Corporation’s Chief Executive Officer (“CEO”), Brian W. Sturgell, its four most highly compensated executive officers other than the CEO and certain other executive officers entered into Change of Control Agreements with Alcan that will be effective upon the occurrence of two events: (1) a change of control of the Corporation, and (2) the termination of the executive officer’s employment with the Corporation by the Corporation without cause. In such cases, the executive officer (except for Mr. Sturgell) will be entitled to an amount equal to 24 months of their base salary and target short term incentive award and other applicable incentive plan guideline amounts. Mr. Sturgell would be entitled to 36 months of his base salary and target short term incentive award and other applicable incentive plan guideline amounts. Change in control provisions will expire after 24 months of employment with the Corporation. Pursuant to the terms of the Employee Matters Agreement between the Corporation and Alcan, a form of which was filed as Exhibit 10.16 to the Corporation’s registration statement on Form 10, filed on September 28, 2004, as amended (the “Form 10”), the Corporation has assumed all the obligations of Alcan set forth in these Change of Control Agreements as of the date of the Corporation’s separation from Alcan. Copies of Change of Control Agreements entered into between Alcan and Mr. Sturgell dated as of August 1, 2002, as amended, between Alcan and Martha Finn Brooks, the Corporation’s Chief Operating Officer, dated as of December 22, 2004, between Alcan and Christopher Bark-Jones, President of the Corporation’s European operations, dated as of December 23, 2004, between Alcan and Pierre Arseneault, the Corporation’s Vice President Strategic Planning and Information Technology, dated as of November 12, 2004, and between Alcan and Geoffrey P. Batt, the Corporation’s Chief Financial Officer, dated as of November 8, 2004, are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

     On January 5, 2005, the Board of Directors of the Corporation adopted the Novelis Conversion Plan of 2005 (the “Conversion Plan”). The Conversion Plan was adopted in connection with the Corporation’s separation from Alcan to allow for all Alcan stock options held by employees of Alcan or its subsidiaries who have become employees of the Corporation or its subsidiaries to be replaced with options to purchase the Corporation’s common shares (the “Converted Options”) and for new options to be granted. Common shares of the Corporation to be issued upon exercise of the Converted Options and new options granted under the Conversion Plan will be delivered under the Conversion Plan. A form of the Conversion Plan was filed as Exhibit 10.38 to the Corporation’s Form 10. The Conversion Plan, as adopted in its final form is filed as Exhibit 10.6 and is incorporated herein by reference.

Item 5.03.     Amendments to Articles of Incorporation

     Alcan Inc.’s plan of arrangement under section 192 of the Canada Business Corporations Act (the “CBCA”) involving the spin-off of Novelis Inc. (the “Corporation”) was made effective on January 6, 2005. Following the spin-off, the certificate and articles of incorporation of the Corporation were restated under section 180 of the CBCA to remove special shares from the authorized capital of the Corporation. The Corporation had, among other things, issued special shares to Alcan Inc. (“Alcan”) in connection with the plan of arrangement. The Corporation has since redeemed for cancellation all of its special shares outstanding. A copy of the restated certificate and articles of incorporation of the Corporation is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.     Other Events

     On January 6, 2005, the Corporation issued a press release announcing it was officially launched as an independent company, that its common shares will begin trading under the stock symbol “NVL” on a “when issued” basis on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (the “NYSE”) as of January 6, 2005, and that regular-way trading of the Corporation’s common shares will begin on the TSX on January 7, 2005 and on the NYSE on January 18, 2005. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

     (c)   Exhibits

Exhibit No.	Description
3.1	Restated Certificate and Articles of Incorporation of Novelis Inc.

10.1
Change of Control Agreement dated as of August 1, 2002 between Alcan Inc. and Brian W. Sturgell, as amended by a letter dated May 11, 2004 from Travis Engen, President and Chief Executive Officer of Alcan Inc.

10.2	Change of Control Agreement dated as of December 22, 2004 between Alcan Inc. and Martha Finn Brooks.

10.3	Change of Control Agreement dated as of December 23, 2004 between Alcan Inc. and Christopher Bark-Jones.

10.4	Change of Control Agreement dated as of November 12, 2004 between Alcan Inc. and Pierre Arseneault.

10.5	Change of Control Agreement dated as of November 8, 2004 between Alcan Inc. and Geoffrey P. Batt.

10.6	Novelis Conversion Plan of 2005.

99.1	Press release of Novelis Inc. dated January 6, 2005 announcing it was officially launched as an independent company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: January 7, 2005	/s/ Brian W. Sturgell
Brian W. Sturgell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Certificate and Articles of Incorporation of Novelis Inc.
10.1	Change of Control Agreement dated as of August 1, 2002 between Alcan Inc. and Brian W. Sturgell, as amended by a letter dated May 11, 2004 from Travis Engen, President and Chief Executive Officer of Alcan Inc.
10.2	Change of Control Agreement dated as of December 22, 2004 between Alcan Inc. and Martha Finn Brooks.
10.3	Change of Control Agreement dated as of December 23, 2004 between Alcan Inc. and Christopher Bark-Jones.
10.4	Change of Control Agreement dated as of November 12, 2004 between Alcan Inc. and Pierre Arseneault.
10.5	Change of Control Agreement dated as of November 8, 2004 between Alcan Inc. and Geoffrey P. Batt.
10.6	Novelis Conversion Plan of 2005.
99.1	Press release of Novelis Inc. dated January 6, 2005 announcing it was officially launched as an independent company.